UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2019

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.          Entry into a Material Definitive Agreement.

On April 16, 2019, Build-A-Bear Workshop, Inc. (the “Company”) and all of its domestic subsidiaries (collectively with the Company, the “Borrower”) entered into a Nineteenth Amendment to Loan Documents (the “Nineteenth Amendment”) with U.S. Bank National Association (“U.S. Bank”), which amends the Company’s Fourth Amended and Restated Loan Agreement (the “Credit Agreement”) and the Fourth Amended and Restated Revolving Credit Note (the “Revolving Credit Note” and, together with the Credit Agreement, the “Loan Documents”) with U.S. Bank.

The Nineteenth Amendment:

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establishes a minimum cumulative EBITDA covenant of $5.2 million for the first quarter of fiscal 2019, $9.9 million for the first two quarters of fiscal 2019, and $6.6 million for the first three quarters of fiscal 2019;

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revises the methodology for calculating the funded debt ratio to increase the EBITDA amount that will be included in the denominator for the four quarter periods ending the fourth quarter of fiscal 2018 and each of the first three quarters of fiscal 2019 by $10.8 million, $10 million, $9 million, and $8 million, respectively, while leaving unchanged the minimum required ratio of no less than 1.50 to 1.00;

●	suspends, effective immediately prior to the end of the fourth quarter of fiscal 2018, the fixed charge coverage ratio until the fourth quarter of fiscal 2019;

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amends (i) the dividends covenant to permit the Borrower to declare or pay dividends or other distributions, and (ii) the redemptions covenant to permit the Borrower to purchase, retire, redeem or otherwise acquire for value outstanding shares of its capital stock, only if each of the following conditions are met: (a) the outstanding principal balance of the Revolving Credit Note is $0 prior to and after giving effect to such payment; (b) Borrower’s cash balance is not less than $10 million prior to and after giving effect to such payment; (c) the aggregate amount of such payments during a fiscal year do not exceed $1,000,000 unless U.S. Bank in its sole discretion provides prior written consent to a higher amount; and (d) no event of default or default exists or will exist as a result of any such payment; and

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establishes a minimum liquidity covenant that requires the Borrower to have $10 million of cash with no borrowings under the Revolving Credit Note on the last day of the first and second quarter of fiscal 2019, and on the last day of the third quarter of fiscal 2019 to have combined cash plus availability under the Revolving Credit Note, without violating the funded debt ratio covenant, of $16 million.

Except as amended by the Nineteenth Amendment, the terms and conditions of the Loan Documents remain unchanged. The Borrower currently does not have any outstanding borrowings under the Loan Documents and is in compliance with the Credit Agreement covenants.

Relationship to U.S. Bank

The Company has or may have had customary banking relationships with U.S. Bank based on the provision of a variety of financial services, including lending, commercial banking and other advisory services.

The foregoing description of the Nineteenth Amendment is only a summary of material terms and conditions of such document and is qualified in its entirety by reference to the Nineteenth Amendment, which has been filed as Exhibit 10.1 hereto and which is incorporated by reference herein. In addition, the Company has previously filed the Credit Agreement, the Revolving Credit Note, and all previous amendments thereto, which documents have been incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 30, 2017 (File No. 001-32320), filed on March 15, 2018 or the Company’s Current Report on Form 8-K, filed December 19, 2018; the foregoing description of those documents is also only a summary of certain terms and conditions therein and is qualified in its entirety to such documents as previously filed.

Item 9.01                Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1

Nineteenth Amendment to Loan Documents between Build-A-Bear Workshop, Inc., Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, Build-A-Bear Retail Management, Inc., and Build-A-Bear Card Services, LLC, as Borrowers, and U.S. Bank National Association, as Lender, entered into effective as of April 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: April 17, 2019	By:	/s/ Voin Todorovic
Name: Voin Todorovic
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Nineteenth Amendment to Loan Documents between Build-A-Bear Workshop, Inc., Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, Build-A-Bear Retail Management, Inc., and Build-A-Bear Card Services, LLC, as Borrowers, and U.S. Bank National Association, as Lender, entered into effective as of April 16, 2019

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